Exhibit 99.1

Media Contact	October 28, 2020
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com

Encompass Health reports results for third quarter 2020
BIRMINGHAM, Ala. - Encompass Health Corp. (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the third quarter ended September 30, 2020.
“Our teams are doing an extraordinary job in managing through the COVID-19 pandemic,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Our volumes recovered substantially in the third quarter, and we remain confident in the longer-term outlook for our company.”
Consolidated results

			Growth
	Q3 2020	Q3 2019	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,173.9	$1,161.6	$12.3	1.1%
Income from continuing operations attributable to Encompass Health per diluted share	0.78	0.98	(0.20)	(20.4)%
Adjusted earnings per share	0.78	0.93	(0.15)	(16.1)%
Cash flows provided by operating activities	173.4	114.4	59.0	51.6%
Adjusted EBITDA	230.2	231.6	(1.4)	(0.6)%
Adjusted free cash flow	124.1	109.6	14.5	13.2%
	Nine Months Ended September 30,
	2020	2019
Cash flows provided by operating activities	$425.0	$419.7	$5.3	1.3%
Adjusted free cash flow	366.9	379.6	(12.7)	(3.3)%
Revenue growth resulted from favorable pricing in the inpatient rehabilitation segment partially offset by decreased volumes in both segments and a pricing decrease in the home health and hospice segment.
Income from continuing operations attributable to Encompass Health per diluted share for the third quarter of 2019 included a $19 million, or $0.14 per share, gain on the consolidation of Yuma Rehabilitation Hospital.

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The decrease in adjusted earnings per share in the third quarter of 2020 compared to the third quarter of 2019 resulted from higher depreciation and amortization and higher interest expense primarily resulting from funding the purchase of the Home Health Holdings rollover shares and exercise of SARs in the first quarter of 2020.
Cash flows provided by operating activities in the first nine months increased slightly year over year. Adjusted free cash flow was lower in the first nine months of 2020 than the first nine months of 2019 primarily due to a decrease in revenues and increased cash interest payments partially offset by a decrease in working capital and lower payments for cash taxes. The decrease in working capital primarily resulted from the timing of and increase in payroll accruals.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q3 2020	Q3 2019	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$883.2	$850.6	$32.6	3.8%
Outpatient and other	16.2	21.7	(5.5)	(25.3)%
Total segment revenue	$899.4	$872.3	$27.1	3.1%

	(Actual Amounts)
Discharges	45,962	46,669	(707)	(1.5)%
Same-store discharge growth				(2.8)%
Net patient revenue per discharge	$19,216	$18,226	$990	5.4%
Revenue reserves related to bad debt as a percent of revenue	1.4%	1.5%		(10 basis points)

	(In Millions)
Adjusted EBITDA	$209.2	$210.6	$(1.4)	(0.7)%
•Revenue - Inpatient revenue growth resulted from favorable pricing partially offset by decreased volumes. New-store discharge growth of 1.3% resulted from joint ventures in Boise, Idaho (July 2019) and Coralville, Iowa (June 2020) and wholly owned hospitals in Katy, Texas (September 2019) Murrieta, California (February 2020) and Sioux Falls, South Dakota (June 2020). Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix and the temporary suspension of sequestration.
The decrease in outpatient and other revenue resulted from the COVID-19 pandemic related suspension of hospital-based outpatient services in mid-March 2020 and the closure of certain hospital-based outpatient programs in 2019.
Revenue reserves related to bad debt as a percent of revenue decreased to 1.4% as Medicare Administrative Contractors did not resume targeted probe and educate audits during the third quarter of 2020.
•Adjusted EBITDA - The decrease in Adjusted EBITDA primarily related to the COVID-19 pandemic.

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Home health and hospice segment results

			Growth
	Q3 2020	Q3 2019	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$223.3	$238.9	$(15.6)	(6.5)%
Hospice	51.2	50.4	0.8	1.6%
Total segment revenue	$274.5	$289.3	$(14.8)	(5.1)%

Home Health Metrics
(Actual Amounts)
Admissions	40,765	42,174	(1,409)	(3.3)%
Same-store admissions growth				(4.6)%
Episodes	68,261	72,016	(3,755)	(5.2)%
Same-store episode growth				(6.2)%
Revenue per episode	$2,910	$2,980	$(70)	(2.3)%

	(In Millions)
Adjusted EBITDA	$51.8	$50.8	$1.0	2.0%
•Revenue - Decreased volumes and pricing resulted in a decline in home health revenue. New-store admissions growth primarily resulted from one acquired location in Virginia (Q1 2020) and one de novo location in Florida (Q2 2020). Revenue per episode was negatively impacted by the implementation of the Patient Driven Groupings Model (“PDGM”), the effects of which were exacerbated by the COVID-19 pandemic. The revenue per episode decrease of 2.3% was favorably impacted by the temporary suspension of sequestration and an increase in new episode starts late in the quarter.
Hospice same-store admissions growth of 15.8% yielded a 1.6% increase in hospice revenue. Hospice revenue growth was impacted by a decrease in length of say resulting from a change in patient mix.
•Adjusted EBITDA - The increase in Adjusted EBITDA primarily resulted from a decrease in cost of services as a percent of revenue in the third quarter of 2020. Cost of services decreased as a percent of revenue primarily due to changes in the clinician compensation structure implemented in May 2020. The segment's support and overhead costs increased year over year due to an increase in sales force full-time equivalents and increased administrative costs associated with the implementation of PDGM and the Review Choice Demonstration program.
General and administrative expenses

	Q3 2020	% of Consolidated Revenue	Q3 2019	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation and transaction costs	$30.8	2.6%	$29.8	2.6%
•General and administrative expenses were flat as a percent of consolidated revenue.

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Expansion Activity
During the third quarter of 2020, the Company announced plans to build seven new inpatient rehabilitation hospitals and added 36 beds to existing hospitals. These announcements bring the Company's planned new hospital openings in 2021 and 2022 to eight in each year.
Shareholder and other distributions
In the third quarter of 2020, the Company paid a quarterly cash dividend of $0.28 per share on its common stock and declared a quarterly cash dividend of $0.28 per share that was paid in October 2020. In October 2020, the Company declared a quarterly cash dividend of $0.28 per share on its common stock to be paid in January 2021.
Balance sheet and liquidity
As of September 30, 2020, the Company had approximately $450 million in cash and approximately $964 million available to it under its $1.0 billion revolving credit facility. The Company's leverage ratio at the end of the third quarter of 2020 was 4.2x (3.6x net of cash on hand).
In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds from this issuance together with approximately $300 million of available cash will be used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020, resulting in a pro forma leverage ratio of 3.8x (3.6x net of cash on hand).
Q4 2020 Guidance
The Company provided the following guidance for the fourth quarter of 2020.

Q4 2020 Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$1,150 to $1,220
Adjusted EBITDA	$225 to $240
Adjusted earnings per share from continuing operations attributable to Encompass Health	$0.79 to $0.90
For additional considerations regarding the Company's Q4 2020 guidance, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the "Other Information" section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Thursday, October 29, 2020, to discuss its results for the third quarter of 2020. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 1451026. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 136 hospitals, 242 home health

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locations and 83 hospice locations in 39 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “September 2020 Form 10‑Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 28, 2020 (the “Q3 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its October 29, 2020 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure are included below, in the supplemental information, or in the Q3 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q3 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees-accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for Q4 2020 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - estimate of $39 million to $49 million
•amortization of debt-related items - approximately $2 million
The Q3 Earnings Form 8-K and, when filed, the September 2020 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

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Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In Millions, Except per Share Data)
Net operating revenues	$1,173.9	$1,161.6	$3,430.0	$3,420.6
Operating expenses:
Salaries and benefits	664.9	660.8	1,995.9	1,904.5
Other operating expenses	163.4	156.6	471.3	456.5
Occupancy costs	20.3	21.8	60.8	61.7
Supplies	52.5	42.9	148.8	124.7
General and administrative expenses	39.1	52.5	117.7	183.0
Depreciation and amortization	61.2	55.1	180.7	160.3
Government, class action, and related settlements	—	—	2.8	—
Total operating expenses	1,001.4	989.7	2,978.0	2,890.7
Loss on early extinguishment of debt	—	—	—	2.3
Interest expense and amortization of debt discounts and fees	49.0	40.3	138.0	115.2
Other income	(2.5)	(21.0)	(6.4)	(26.9)
Equity in net income of nonconsolidated affiliates	(1.0)	(1.2)	(2.5)	(5.5)
Income from continuing operations before income tax expense	127.0	153.8	322.9	444.8
Provision for income tax expense	26.9	34.3	65.8	88.6
Income from continuing operations	100.1	119.5	257.1	356.2
Loss from discontinued operations, net of tax	—	—	—	(0.6)
Net and comprehensive income	100.1	119.5	257.1	355.6
Less: Net and comprehensive income attributable to noncontrolling interests	(22.4)	(21.9)	(58.9)	(64.5)
Net and comprehensive income attributable to Encompass Health	$77.7	$97.6	$198.2	$291.1

Weighted average common shares outstanding:
Basic	98.7	97.8	98.5	98.1
Diluted	99.9	99.4	99.7	99.5

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.78	$0.99	$2.01	$2.97
Discontinued operations	—	—	—	(0.01)
Net income	$0.78	$0.99	$2.01	$2.96
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.78	$0.98	$1.99	$2.94
Discontinued operations	—	—	—	(0.01)
Net income	$0.78	$0.98	$1.99	$2.93

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$77.7	$97.6	$198.2	$291.7
Loss from discontinued operations, net of tax	—	—	—	(0.6)
Net income attributable to Encompass Health	$77.7	$97.6	$198.2	$291.1

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Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2019
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$450.0	$94.8
Restricted cash	57.2	57.4
Accounts receivable	593.3	506.1
Other current assets	73.9	97.5
Total current assets	1,174.4	755.8
Property and equipment, net	2,094.9	1,959.3
Operating lease right-of-use assets	267.2	276.5
Goodwill	2,318.7	2,305.2
Intangible assets, net	441.9	476.3
Deferred income tax assets	7.5	2.9
Other long-term assets	305.9	304.7
Total assets	$6,610.5	$6,080.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$37.0	$39.3
Current operating lease liabilities	47.1	40.4
Accounts payable	119.6	94.6
Accrued expenses and other current liabilities	478.8	546.7
Total current liabilities	682.5	721.0
Long-term debt, net of current portion	3,539.4	3,023.3
Long-term operating lease liabilities	228.9	243.8
Other long-term liabilities	230.0	159.9
	4,680.8	4,148.0
Commitments and contingencies
Redeemable noncontrolling interests	34.0	239.6
Shareholders’ equity:
Encompass Health shareholders’ equity	1,520.8	1,352.2
Noncontrolling interests	374.9	340.9
Total shareholders’ equity	1,895.7	1,693.1
Total liabilities and shareholders’ equity	$6,610.5	$6,080.7

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(In Millions)
Cash flows from operating activities:
Net income	$257.1	$355.6
Loss from discontinued operations, net of tax	—	0.6
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	180.7	160.3
Loss on early extinguishment of debt	—	2.3
Stock-based compensation	25.3	87.0
Deferred tax (benefit) expense	(5.7)	20.8
Gain on consolidation of Yuma Rehabilitation Hospital	—	(19.2)
Other, net	15.5	2.3
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(71.8)	(37.8)
Other assets	17.3	(11.1)
Accounts payable	10.3	(4.2)
Accrued payroll	86.7	(21.0)
Accrued interest payable	(0.2)	7.4
Other liabilities	(90.0)	(118.7)
Net cash used in operating activities of discontinued operations	(0.2)	(4.6)
Total adjustments	167.9	63.5
Net cash provided by operating activities	425.0	419.7
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(1.1)	(231.2)
Purchases of property and equipment	(256.2)	(259.9)
Additions to capitalized software costs	(5.7)	(9.2)
Other, net	(1.8)	(11.4)
Net cash used in investing activities	(264.8)	(511.7)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(In Millions)
Cash flows from financing activities:
Proceeds from bond issuance	592.5	1,000.0
Principal payments on debt, including pre-payments	(14.7)	(115.8)
Borrowings on revolving credit facility	330.0	525.0
Payments on revolving credit facility	(375.0)	(555.0)
Principal payments under finance lease obligations	(16.7)	(14.2)
Debt issuance costs	(13.5)	(15.2)
Taxes paid on behalf of employees for shares withheld	(15.7)	(16.2)
Dividends paid on common stock	(84.3)	(81.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(52.9)	(57.6)
Repurchases of common stock, including fees and expenses	(4.9)	(45.9)
Purchase of equity interests in consolidated affiliates	(162.3)	(162.9)
Other, net	25.8	11.4
Net cash provided by financing activities	208.3	472.3
Increase in cash, cash equivalents, and restricted cash	368.5	380.3
Cash, cash equivalents, and restricted cash at beginning of period	159.6	133.5
Cash, cash equivalents, and restricted cash at end of period	$528.1	$513.8

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$94.8	$69.2
Restricted cash at beginning of period	57.4	59.0
Restricted cash included in other long-term assets at beginning of period	7.4	5.3
Cash, cash equivalents, and restricted cash at beginning of period	$159.6	$133.5

Cash and cash equivalents at end of period	$450.0	$422.0
Restricted cash at end of period	57.2	66.8
Restricted cash included in other long-term assets at end of period	20.9	25.0
Cash, cash equivalents, and restricted cash at end of period	$528.1	$513.8

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In Millions, Except Per Share Data)
Consolidated Adjusted EBITDA	$230.2	$231.6	$620.4	$726.7
Depreciation and amortization	(61.2)	(55.1)	(180.7)	(160.3)
Interest expense and amortization of debt discounts and fees	(49.0)	(40.3)	(138.0)	(115.2)
Stock-based compensation expense	(8.3)	(21.7)	(25.3)	(87.0)
Loss on disposal or impairment of assets	(7.5)	(0.9)	(10.6)	(3.3)
	104.2	113.6	265.8	360.9
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	—	—	(2.3)
Transaction costs	—	(1.0)	—	(2.0)
Gain on consolidation of former equity method location	—	19.2	2.2	19.2
SARs mark-to-market impact on noncontrolling interests	—	0.9	—	4.3
Change in fair market value of equity securities	0.4	—	0.3	1.2
Government, class action, and related settlements	—	—	(2.8)	—
Payroll taxes on SARs exercise	—	(0.8)	(1.5)	(1.0)
Pre-tax income	104.6	131.9	264.0	380.3
Income tax expense	(26.9)	(34.3)	(65.8)	(88.6)
Income from continuing operations (1)	$77.7	$97.6	$198.2	$291.7

Basic shares	98.7	97.8	98.5	98.1
Diluted shares	99.9	99.4	99.7	99.5

Basic earnings per share (1)	$0.78	$0.99	$2.01	$2.97
Diluted earnings per share (1)	$0.78	$0.98	$1.99	$2.94
(1)Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q3		9 Months
	2020	2019	2020	2019

Earnings per share, as reported	$0.78	$0.98	$1.99	$2.94
Adjustments, net of tax:
Government, class action, and related settlements	—	—	0.02	—
Mark-to-market adjustments for stock compensation expense	—	0.08	—	0.36
Transaction costs	—	0.01	—	0.02
Income tax adjustments	—	—	(0.05)	(0.13)
Loss on early extinguishment of debt	—	—	—	0.02
Change in fair market value of equity securities	—	—	—	(0.01)
Gain on consolidation of former equity method location	—	(0.14)	(0.02)	(0.14)
Payroll taxes on SARs exercise	—	0.01	0.01	0.01
Adjusted earnings per share(1)	$0.78	$0.93	$1.96	$3.05
(1)Adjusted EPS may not sum due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2020
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$230.2	$—	$—	$230.2
Depreciation and amortization	(61.2)	—	—	(61.2)
Interest expense and amortization of debt discounts and fees	(49.0)	—	—	(49.0)
Stock-based compensation	(8.3)	—	—	(8.3)
Loss on disposal or impairment of assets	(7.5)	—	—	(7.5)
Change in fair market value of equity securities	0.4	—	(0.4)	—
Income from continuing operations before income tax expense	104.6	—	(0.4)	104.2
Provision for income tax expense	(26.9)	0.1	0.1	(26.7)
Income from continuing operations attributable to Encompass Health	$77.7	$0.1	$(0.3)	$77.5
Diluted earnings per share from continuing operations(2)	$0.78	$—	$—	$0.78
Diluted shares used in calculation	99.9
(1)Reconciliation to GAAP provided on page 16
(2)Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$231.6	$—	$—	$—	$—	$—	$231.6
Depreciation and amortization	(55.1)	—	—	—	—	—	(55.1)
Interest expense and amortization of debt discounts and fees	(40.3)	—	—	—	—	—	(40.3)
Stock-based compensation	(21.7)	12.0	—	—	—	—	(9.7)
Loss on disposal of assets	(0.9)	—	—	—	—	—	(0.9)
Transaction costs	(1.0)	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests	0.9	(0.9)	—	—	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(0.8)	—	—	—	—	0.8	—
Income from continuing operations before income tax expense	131.9	11.1	—	1.0	(19.2)	0.8	125.6
Provision for income tax expense	(34.3)	(3.0)	(0.2)	(0.2)	5.2	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$97.6	$8.1	$(0.2)	$0.8	$(14.0)	$0.6	$92.9
Diluted earnings per share from continuing operations(2)	$0.98	$0.08	$—	$0.01	$(0.14)	$0.01	$0.93
Diluted shares used in calculation	99.4
(1)Reconciliation to GAAP provided on page 16
(2)Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2020
		Adjustments
	As Reported	Gov’t, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	620.4	—	—	—	—	—	$620.4
Depreciation and amortization	(180.7)	—	—	—	—	—	(180.7)
Government, class action and related settlements	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(138.0)	—	—	—	—	—	(138.0)
Stock-based compensation	(25.3)	—	—	—	—	—	(25.3)
Loss on disposal or impairment of assets	(10.6)	—	—	—	—	—	(10.6)
Change in fair market value of equity securities	0.3	—	—	(0.3)	—	—	—
Gain on consolidation of Treasure Coast	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	264.0	2.8	—	(0.3)	(2.2)	1.5	265.8
Provision for income tax expense	(65.8)	(0.7)	(4.6)	0.1	0.6	(0.4)	(70.8)
Income from continuing operations attributable to Encompass Health	$198.2	$2.1	$(4.6)	$(0.2)	$(1.6)	$1.1	$195.0
Diluted earnings per share from continuing operations(2)	$1.99	$0.02	$(0.05)	$—	$(0.02)	$0.01	$1.96
Diluted shares used in calculation	99.7
(1)Reconciliation to GAAP provided on page 16
(2)Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$726.7	$—	$—	$—	$—	$—	$—	$—	$726.7
Depreciation and amortization	(160.3)	—	—	—	—	—	—	—	(160.3)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(115.2)	—	—	—	—	—	—	—	(115.2)
Stock-based compensation	(87.0)	53.0	—	—	—	—	—	—	(34.0)
Loss on disposal of assets	(3.3)	—	—	—	—	—	—	—	(3.3)
Transaction costs	(2.0)	—	—	—	2.0	—	—	—	—
SARs mark-to-market impact on noncontrolling interests	4.3	(4.3)	—	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	—	—	(19.2)	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	380.3	48.7	2.3	—	2.0	(1.2)	(19.2)	1.0	413.9
Provision for income tax expense	(88.6)	(13.2)	(0.6)	(12.6)	(0.5)	0.3	5.2	(0.2)	(110.2)
Income from continuing operations attributable to Encompass Health	$291.7	$35.5	$1.7	$(12.6)	$1.5	$(0.9)	$(14.0)	$0.8	$303.7
Diluted earnings per share from continuing operations(2)	$2.94	$0.36	$0.02	$(0.13)	$0.02	$(0.01)	$(0.14)	$0.01	$3.05
Diluted shares used in calculation	99.5
(1) Reconciliation to GAAP provided on page 16
(2) Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In Millions)
Net income	$100.1	$119.5	$257.1	$355.6
Loss from discontinued operations, net of tax, attributable to Encompass Health	—	—	—	0.6
Net income attributable to noncontrolling interests	(22.4)	(21.9)	(58.9)	(64.5)
Provision for income tax expense	26.9	34.3	65.8	88.6
Interest expense and amortization of debt discounts and fees	49.0	40.3	138.0	115.2
Government, class action, and related settlements	—	—	2.8	—
Depreciation and amortization	61.2	55.1	180.7	160.3
Loss on early extinguishment of debt	—	—	—	2.3
Loss on disposal or impairment of assets	7.5	0.9	10.6	3.3
Stock-based compensation expense	8.3	21.7	25.3	87.0
Transaction costs	—	1.0	—	2.0
Gain on consolidation of former equity method location	—	(19.2)	(2.2)	(19.2)
SARs mark-to-market impact on noncontrolling interests	—	(0.9)	—	(4.3)
Change in fair market value of equity securities	(0.4)	—	(0.3)	(1.2)
Payroll taxes on SARs exercise	—	0.8	1.5	1.0
Adjusted EBITDA	$230.2	$231.6	$620.4	$726.7

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Segment Adjusted EBITDA to
Income from Continuing Operations Before Income Tax Expense

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2020	2019	2019
	(In Millions)
Total segment Adjusted EBITDA	$261.0	$261.4	$712.8	$820.7	$1,095.4
General and administrative expenses	(39.1)	(52.5)	(117.7)	(183.0)	(247.0)
Depreciation and amortization	(61.2)	(55.1)	(180.7)	(160.3)	(218.7)
Loss on disposal or impairment of assets	(7.5)	(0.9)	(10.6)	(3.3)	(11.1)
Government, class action, and related settlements	—	—	(2.8)	—	—
Loss on early extinguishment of debt	—	—	—	(2.3)	(7.7)
Interest expense and amortization of debt discounts and fees	(49.0)	(40.3)	(138.0)	(115.2)	(159.7)
Net income attributable to noncontrolling interests	22.4	21.9	58.9	64.5	87.1
SARs mark-to-market impact on noncontrolling interests	—	0.9	—	4.3	5.0
Change in fair market value of equity securities	0.4	—	0.3	1.2	0.8
Gain on consolidation of former equity method location	—	19.2	2.2	19.2	19.2
Payroll taxes on SARs exercise	—	(0.8)	(1.5)	(1.0)	(1.0)
Income from continuing operations before income tax expense	$127.0	$153.8	$322.9	$444.8	$562.3

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2020	2019	2019
	(In Millions)
Net cash provided by operating activities	$173.4	$114.4	$425.0	$419.7	$635.3
Interest expense and amortization of debt discounts and fees	49.0	40.3	138.0	115.2	159.7
Equity in net income of nonconsolidated affiliates	1.0	1.2	2.5	5.5	6.7
Net income attributable to noncontrolling interests in continuing operations	(22.4)	(21.9)	(58.9)	(64.5)	(87.1)
Amortization of debt-related items	(2.0)	(1.1)	(5.1)	(3.1)	(4.5)
Distributions from nonconsolidated affiliates	(0.8)	(0.2)	(2.8)	(4.8)	(6.6)
Current portion of income tax expense	23.5	14.1	71.5	67.8	75.9
Change in assets and liabilities	7.2	83.7	47.7	185.4	180.1
Cash used in operating activities of discontinued operations	0.1	0.1	0.2	4.6	4.4
Transaction costs	—	1.0	—	2.0	2.1
Payroll taxes on SARs exercise	—	0.8	1.5	1.0	1.0
SARs mark-to-market impact on noncontrolling interests	—	(0.9)	—	(4.3)	(5.0)
Change in fair market value of equity securities	(0.4)	—	(0.3)	(1.2)	(0.8)
Other	1.6	0.1	1.1	3.4	3.7
Consolidated Adjusted EBITDA	$230.2	$231.6	$620.4	$726.7	$964.9

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In Millions)
Net cash provided by operating activities	$173.4	$114.4	$425.0	$419.7
Impact of discontinued operations	0.1	0.1	0.2	4.6
Net cash provided by operating activities of continuing operations	173.5	114.5	425.2	424.3
Capital expenditures for maintenance	(34.0)	(41.0)	(107.5)	(105.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(15.4)	(21.1)	(52.9)	(57.6)
Items non-indicative of ongoing operations:
Cash paid for SARs exercise (inclusive of payroll taxes)	—	56.2	102.1	69.6
Transaction costs and related assumed liabilities	—	1.0	—	2.0
Cash paid for government, class action, and related settlements	—	—	—	46.4
Adjusted free cash flow	$124.1	$109.6	$366.9	$379.6
For the three months ended September 30, 2020, net cash used in investing activities was $89.7 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended September 30, 2020 was $45.6 million and primarily resulted from cash dividends paid on common stock and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended September 30, 2019, net cash used in investing activities was $320.1 million and primarily resulted from the acquisition of Alacare and capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2019 was $431.8 million and primarily resulted from the issuance of $1.0 billion of senior notes offset by repayments on the Company's revolving credit facility and the purchase of one-third of the rollover shares held by members of the home health and hospice management team.
For the nine months ended September 30, 2020, net cash used in investing activities was $264.8 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the nine months ended September 30, 2020 was $208.3 million and primarily resulted from the issuance of additional senior notes in May 2020 offset by the settlement of the final put and exercise of the Home Health Holdings rollover shares and SARs, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2019, net cash used in investing activities was $511.7 million and primarily resulted from the acquisition of Alacare and capital expenditures. Net cash provided by financing activities during the nine months ended September 30, 2019 was $472.3 million and primarily resulted from the issuance of $1.0 billion of senior notes offset by repayments on the Company's revolving credit facility, the purchase of one-third of the rollover shares held by members of the home health and hospice management team, dividends paid common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the nature of the COVID-19 pandemic and its impact on Encompass Health’s business and financial assumptions, financial guidance, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company’s infectious disease prevention and control efforts; the demand for the Company’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health, the new patient assessment measures, referred to as “Section GG functional measures,” for inpatient rehabilitation, and other payment system reforms) and Encompass Health’s ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's

20

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2019 and Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, when filed.

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